UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2007

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-25413 (Commission File Number)	65-0854589 (IRS Employer Identification No.)

Dongxin Century Square 7th Floor
High-tech Development District
Xi’an, Shaanxi Province, PRC 710043

(Address of principal executive offices and zip code)

+86 29 8268 3920

(Registrant’s telephone number including area code)

International Imaging Systems, Inc.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

We previously filed with the Securities and Exchange Commission on October 29, 2007, a Current Report on Form 8-K (the “Share Exchange 8-K”), in which we disclosed that on October 23, 2007, we entered into a Share Exchange Agreement, by and among Stallion Ventures LLC, Castle Bison, Inc., Baorun China Group Limited, a company organized under the laws of Hong Kong (“Baorun China”), Redsky Group Limited, a British Virgin Islands corporation (“Redsky”) and Princeton Capital Group LLP, a New Jersey limited liability partnership (“PCG”), pursuant to which we acquired from Redsky and PCG all of the issued and outstanding shares of Baorun China in exchange for the issuance of 23,954,545 shares of our common stock, par value $0.0001 per share (the “Share Exchange”). As a result of the Share Exchange, Baorun China became our wholly-owned subsidiary and Redsky and PCG acquired approximately 94% of our Common Stock.

In connection with the Share Exchange, Mr John Vogel, a member of our Board of Directors prior to, and at the time of, the Share Exchange, tendered his resignation as a member of our Board of Directors to be effective on the tenth day after mailing of an Information Statement on Schedule 14f-1 to our stockholders in connection with proposed changes in a majority of the membership of the Board. Ms. Li Gaihong was nominated by the Board of Directors to fill the vacancy that would be created upon Mr. Vogel’s departure. The Information Statement was mailed on November 29, 2007 to each of our stockholders of record as of November 20, 2007. Ms. Li’s appointment as a director and Mr Vogel’s resignation as a director, were effective as of December 9, 2007.

As previously disclosed in the Share Exchange 8-K, Ms. Li was appointed as Chief Financial Officer, Treasurer and Secretary of the Company on October 23, 2007. Prior to the Share Exchange, Ms. Li did not hold any positions with us and had not been involved in any transaction in which we were or will be a participant, and in which Ms. Li had or will have a direct or indirect material interest.

Ms. Li is not a party to, nor does she participate in, any material plan, contract or arrangement in connection with her appointment as a member of our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Bio Energy Holding Group Co., Ltd.

By:	/s/ Gao Xincheng
Name:	Gao Xincheng
Title:	President, Chief Executive Officer and Chairman
Dated:	December 13, 2007